UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 26, 2021
Date of Report (date of earliest event reported)

Steel Connect, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35319		04-2921333
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

2000 Midway Ln	Smyrna	Tennessee	37167
(Address of Principal Executive Offices)			(Zip Code)
(914) 461-1276
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STCN	Nasdaq Capital Market
Rights to Purchase Series D Junior Participating Preferred Stock	--	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2021, Steel Connect, Inc. (the “Company”) held its 2020 Annual Meeting (the “Annual Meeting”). As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2021, at the Annual Meeting, the Company’s stockholders approved the amendment and three-year extension of the Company’s Tax Benefits Preservation Plan (the “Plan”) designed to protect the tax benefits of the Company’s net operating loss carryforwards. As a result, the Plan will expire on January 8, 2024. Summaries of the terms of the Plan and its amendment can be found in the Company’s Current Reports on Form 8-K filed with the SEC on January 19, 2018 and January 8, 2021, respectively, incorporated herein by reference, as qualified by the full text of the Plan and its amendment, filed as Exhibit 4.1 to the January 2018 Form 8-K and Exhibit 4.2 to the January 2021 Form 8-K, respectively.

Item 3.03 Material Modification to Rights of Security Holders.

Item 3.03 below is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 30, 2021	Steel Connect, Inc.

	By:	/s/ Jason Wong
Name: Jason Wong
Title: Chief Financial Officer